Exhibit 4.1

[CONFORMED COPY]

THIRD AMENDMENT AND WAIVER

TO

SECURITYHOLDERS’ AGREEMENT

THIRD AMENDMENT AND WAIVER TO SECURITYHOLDERS’ AGREEMENT, dated as of August 1, 2005 (this “Amendment and Waiver”), among (i) CB Richard Ellis Services, Inc., a Delaware corporation (“CBRE”), and CB Richard Ellis Group, Inc., a Delaware corporation formerly known as CBRE Holding, Inc. (the “Company”), (ii) Blum Strategic Partners, L.P., a Delaware limited partnership formerly known as RCBA Strategic Partners, L.P. (“Strategic I”), Blum Strategic Partners II, L.P., a Delaware limited partnership (“Strategic II”), and Blum Strategic Partners II GmbH & Co. KG, a German limited partnership (“Strategic II KG,” and together with Strategic I and Strategic II, the “Blum Funds”), (iii) Frederic V. Malek (“Malek”) and (vi) the individuals identified on the signature pages hereto as “Management Investors” (together, the “Management Investors,” and together with the Blum Funds and Malek, the “Investors”).

RECITALS:

A. The Company, CBRE and the Investors are parties to a Securityholders’ Agreement, dated as of July 20, 2001 (as amended on April 14, 2004 and November 24, 2004 and as may be further amended from time to time, the “Securityholders’ Agreement”; capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Securityholders’ Agreement) which provides for, among other things, the registration of shares of Common Stock held by the Investors, upon the terms and subject to the conditions set forth therein;

B. The Company intends to file a Registration Statement on Form S-3 (the “Shelf Registration Statement”) with the SEC pursuant to the Securities Act, in connection with the registration of 6,000,000 shares of the Class A Common Stock by the Selling Investors (as defined below); and

C. The parties hereto wish to amend and waive certain provisions in the Securityholders’ Agreement in connection with the Shelf Registration Statement, and to provide for certain other matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. Request for Registration. The BLUM Holders hereby request the filing of the Shelf Registration Statement under Section 3.1 of the Securityholders’ Agreement (as amended by this Amendment and Waiver). For avoidance of any doubt, the request made pursuant to this Section 1 shall constitute a registration request for purposes of Section 3(e)(ii) of the Securityholders’ Agreement (as amended by this Amendment and Waiver) resulting in four (4) remaining demand registration requests being available after the Shelf Registration Statement referred to above has been effected.

Section 2. Waiver of Advance Notice. Each of the Investors hereby waives the requirement of the Company set forth in Section 3.1(a) of the Securityholders’ Agreement (as amended by this Amendment and Waiver) to notify all Holders of Registrable Securities in writing within five (5) days of the receipt of the request for registration by the BLUM Holders set forth in Section 1 hereto.

Section 3. Acknowledgement of Notice. Each of the Company and Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P. and Blum Strategic Partners II GmbH & Co. KG (collectively the “Selling Investors”) acknowledges and agrees that the provisions of this Section 3 shall constitute the written notice required to be delivered by each of the Selling Investors desiring to include in the Registration Statement any of the Registrable Securities held by it pursuant to Section 3.1 of the Securityholders’ Agreement (as amended by this Amendment and Waiver).

Section 4. Representations and Warranties of the Selling Investors. Each of the Selling Investors represents and warrants, severally and not jointly, to the Company and the other Selling Investors that the total number of shares of outstanding Common Stock to be included by such Selling Investor for registration on the Shelf Registration Statement is accurately set forth opposite such Investor’s name on Schedule I hereto.

Section 5. Amendments to Securityholders’ Agreement.

(a) Each of the Company, CBRE and the Investors agree that (i) the defined terms “Initiating Holder” and “Relevant Period” contained in Section 1.1 of the Securityholders’ Agreement shall be deleted in their entirety and (ii) the following defined terms shall be added to Section 1.1 of the Securityholders’ Agreement, in each case in correct alphabetical order:

“Initiating Holder” has the meaning set forth in Section 3.1(a).

“Marketed Take-down” has the meaning set forth in Section 3.1(d).

“Relevant Period” has the meaning set forth in Section 3.1(e)(iv).

“Shelf Registration Statement” has the meaning set forth in Section 3.1(b).

“Suspension” shall have the meaning set forth in Section 3.1(f)(i).

“Suspension Notice” shall have the meaning set forth in Section 3.1(f)(i).

(b) Each of the Company, CBRE and the Investors agree that Article III of the Securityholders’ Agreement shall be amended and restated in its entirety and shall read as follows:

“III	REGISTRATION RIGHTS

3.1. Demand Registration.

(a) Subject to the conditions of this Section 3.1, if the Company shall receive a written request from BLUM Holders holding not less than 25% of the Registrable Securities then outstanding held by the BLUM Holders (each, an “Initiating Holder”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders, who must respond in writing within five (5) days requesting inclusion in the registration. The request must specify the amount and intended manner of disposition of such Registrable Securities. The Company, subject to the limitations of this Section 3.1, must use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in accordance with this Section 3.1 together with any other securities of the Company entitled to inclusion in such registration.

(b) If a written request made by the Initiating Holders under Section 3.1(a) hereof specifies that the intended manner of disposition of Registrable Securities is to be made by means of a shelf registration providing for resales of such Registrable Securities, then, subject to the limitations of this Section 3.1, the Company shall use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be so registered in accordance with Section 3.1(a) pursuant to a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (or successor provision) under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of such Registrable Securities.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated among participating Holders, (i) first among the Initiating Holders and CalPERS as nearly as possible on a pro rata basis based on the total number of Registrable Securities held by all such Initiating Holders and CalPERS, and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the Initiating Holders have been included, among the Holders requesting inclusion of Registrable Securities in such underwritten offering (other than the Initiating Holders and, if applicable, CalPERS), as nearly as possible on a pro rata basis based on the total number of Registrable Securities held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. To facilitate the allocation of shares in accordance with the foregoing, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(d) Notwithstanding the provisions of Section 3.1(c) hereof, if a Shelf Registration Statement has become effective in accordance with Section 3.1(b) hereof and an Initiating Holder advises the Company in writing that it intends to sell its Registrable Securities pursuant to an underwritten “take-down” under such Shelf Registration Statement which could involve a customary “road show” (a “Marketed Take-down”), then the Company shall, within five (5) days of the receipt thereof, give written notice of such intention to all Holders of Registrable Securities registered by such Shelf Registration Statement, who must respond in writing within five (5) days requesting inclusion of such Holders’ Registrable Securities in such Marketed Take-down. In such event, the right of any Holder to include its Registrable Securities in such Marketed Take-down shall be conditioned upon such Holder’s participation in such Marketed Take-down and inclusion of such Holder’s Registrable Securities in the Marketed Take-down to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated among participating Holders, (i) first among the Initiating Holders and CalPERS as nearly as possible on a pro rata basis based on the total number of Registrable Securities held by such Initiating Holders and CalPERS and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the Initiating Holders have been included, among the Holders (other than the Initiating Holders and CalPERS), as nearly as possible on a pro rata basis based on the total number of Registrable Securities held by such Holders. To facilitate the allocation of shares in accordance with the foregoing, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. For the avoidance of doubt, if any Initiating Holder desires to sell its Registrable Securities pursuant to an underwritten “take-down” under such Shelf Registration Statement which does not involve a customary “road show”, then the Holders will not have right to participate in such underwritten “take-down”.

(e) Notwithstanding the foregoing, the Company shall not be required to effect a registration, a Marketed Take-down or any other “take-down” under a Shelf Registration Statement pursuant to this Section 3.1:

(i) in the case of a Shelf Registration Statement, at any time as the Company shall not be eligible to use a Form S-3 (or successor form) for such registration statement;

(ii) in the case of a registration requested pursuant to Section 3.1(a), after the Company has effected five (5) registrations requested pursuant to such Section; provided, however, that each Marketed Take-down after the first Marketed Take-down requested by an Initiating Holder under any Shelf Registration Statement shall be deemed to be a requested registration by such Holder for purposes of this clause (ii);

(iii) in the case of an underwritten “take-down” (including a Marketed Take-down or a non-marketed “take-down”) under any Shelf Registration Statement, after the Company has effected three (3) underwritten “take-downs” (including Marketed Take-downs or non-marketed “take-downs”) under such Shelf Registration Statement; provided, however, that in the event the Initiating Holder has initiated three (3) underwritten “take-downs” under any particular Shelf Registration Statement, the Initiating Holder may elect to make additional underwritten “take-downs” under such Shelf Registration Statement (including Marketed Take-downs and non-marketed “take-downs”) subject to each such additional “take-down” being deemed to be a requested registration by such Initiating Holder for purposes of, and subject to the limits set forth in, Section 3.1(e)(ii);

(iv) if less than 100,000 Registrable Securities (as adjusted for any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Registrable Securities), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of stock or other similar changes) are to be sold;

(v) if within five (5) days of receipt of a written request from the Initiating Holders pursuant to Section 3.1(a) or 3.1(b), the Company in good faith gives notice to the Initiating Holders of the Company’s intention to make a public offering within ninety (90) days in which case Section 3.2 shall govern; provided that if the Company does not file a registration statement under the Securities Act relating to such public offering within such ninety (90) day period (such 90 day period being referred to herein as the “Relevant Period”) the Company shall be prohibited from delivering additional notices pursuant to this Section 3.1(e)(v) until the 181st day following the last day of the Relevant Period; or

(vi) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided that the Company shall not defer filings pursuant to this clause (vi) more than an aggregate of one hundred twenty (120) days in any twelve (12) month period.

(f) (i) With respect to any effective Shelf Registration Statement, subject to Section 3.1(f)(ii) below, in the event (A) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities registered by such Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (C) of any event or circumstance which, upon the advice of the Company’s counsel, necessitates the making of any changes to such Shelf Registration Statement or the prospectus which forms a part thereof, or any document incorporated or deemed to be incorporated therein by reference, so that such Shelf Registration Statement, will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus, will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (D) the Company shall determine that there is a material development or transaction affecting the Company that has not yet been publicly disclosed, the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, then the Company shall deliver a certificate in writing to each Holder of Registrable Securities registered by such Shelf Registration Statement (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Registrable Securities pursuant to such Shelf Registration Statement (a “Suspension”) until such Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder.

(ii) Notwithstanding the provisions of Section 3.1(f)(i), no Holder shall be prohibited in any twelve (12) month period from selling Registrable Securities under the Registration Statement as a result of Suspensions (A) for more than sixty (60) days on any occasion or (B) for more than an aggregate of one hundred twenty (120) days during such period.

(g) The Company shall select the registration statement form for any registration pursuant to Section 3.1, but shall cooperate with the requests of the Initiating Holders or managing underwriters selected by them as to the inclusion therein of information not specifically required by such form.

3.2. Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (i) registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act; and (ii) any registration statement filed pursuant to Section 3.1 (with respect to which the Holders rights to participate in such registered offering shall be governed by Section 3.1); and, subject to Section 3.13(a), will use its best efforts to afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) If the registration statement under which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities as part of the written notice provided to the Holders pursuant to Section 3.2(a). In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) in an offering subject to this Section 3.2 because the number of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the Company and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.3 hereof.

3.3. Expenses of Registration.

Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.1 or Section 3.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 3.1, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) BLUM Holders holding not less than 50% of the Registrable Securities then outstanding held by all BLUM Holders, in the case of a registration requested pursuant to Section 3.1(a)(i), agree to forfeit their right to one requested registration pursuant to Section 3.1, as applicable, in which event such right shall be forfeited by all BLUM Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 3.1 to a demand registration.

3.4. Effective Registration Statement.

A registration requested pursuant to Section 3.1 will not be deemed to have been effected unless it has become effective and, in the case of a registration statement other than a Shelf Registration Statement, all of the Registrable Securities registered thereunder have been sold; provided, that if within 180 days after it has become effective, the offering of Registrable Securities pursuant to a registration other than pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental entity, such registration shall be deemed not to have been effected.

3.5. Selection of Counsel.

In connection with any registration of Registrable Securities pursuant to Sections 3.1 or 3.2 hereof, the Holders of a majority in interest of the Initiating Holders (or the Holders of a majority of the Registrable Securities covered by the registration pursuant to Section 3.2) may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

3.6. Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) (1) in the case of a registration initiated under Section 3.1, prepare and, in any event within ninety (90) days after the receipt of the notice contemplated by Section 3.1(a),

file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, (2) in the case of any registration effected under Section 3.1, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the earlier of (A) the Holder or Holders have completed the distribution related thereto and (B) two (2) years (in the case of any Shelf Registration Statement), or one hundred eighty (180) days (in the case of any other registration statement).

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel (selected pursuant to Section 3.5 hereof) for the Holders of Registrable Securities copies of all documents proposed to be filed, which documents will be subject to the review of such counsel.

(c) Furnish to each Holder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental entities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities.

(f) Enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 3.9 hereof, and take such other actions as Holders of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(g) Subject to Section 3.1(f), notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to each Holder any supplement or amendment necessary so that the supplemented or amended prospectus no longer includes such untrue or misleading statements or omissions of material fact.

(h) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(i) Use its reasonable best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and use its reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

(j) With respect to any sale of Registrable Securities pursuant to an underwritten offering, furnish, at the request of the underwriters for such sale, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory in form, substance and scope to such underwriters, addressed to such underwriters, and (ii) a “cold comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to such underwriters, addressed to such underwriters.

(k) Make available for inspection by any Holder of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

(l) Notify counsel (selected pursuant to Section 3.5 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any legal actions for any of such purposes.

(m) Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

(n) If requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the Purchase Price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

(o) Cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request.

(p) Cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

(q) With respect to any sale of Registrable Securities pursuant to an underwritten offering, make available the executive officers of the Company to participate with the Holders of Registrable Securities and the underwriters in any “road shows” or other selling efforts that may be reasonably requested by such underwriters in connection with the methods of distribution for the Registrable Securities.

3.7. Termination of Registration Rights.

A Holder’s registration rights pursuant to this Article III shall expire if (i) the Company has completed its Initial Public Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its Affiliates, partners and former partners) holds less than 0.5% of the Company’s outstanding Common Stock and (iii) all Registrable Securities held by such Holder (and its Affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period. Upon expiration of a Holder’s registration rights pursuant to this Section 3.7, the obligations of the Company under this Article III to give such Holder notice of registrations or take any other actions under this Article III with respect to the registration of securities held by such Holder shall also terminate.

3.8. Delay of Registration; Furnishing Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1 or 3.2 that the selling Holders shall furnish to the Company upon written request of the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall reasonably be required to effect the registration of their Registrable Securities.

3.9. Indemnification.

(a) The Company will indemnify and hold harmless each Holder, each Affiliate of each Holder and their respective partners, officers and directors (and any director, officer, Affiliate, employee, agent or controlling Person of any of the foregoing), legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities (joint or several) or expenses, as incurred, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus, summary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter, legal counsel, accountants or controlling Person for any legal or other expenses, as incurred, reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply (x) to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling Person of such Holder, and (y) to indemnify underwriters in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act with respect to preliminary, final or summary prospectus, or any amendments or supplement thereto, to the extent that it is established that any such action, loss, damage, liability or expense of such underwriter or controlling Person resulted from the fact that such underwriter sold Registrable Securities to a Person whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus, as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter.

(b) Each Holder will, severally but not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, legal counsel, accountants and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers, legal counsel, accountants or any Person who controls such Holder, against any losses, claims, damages, liabilities (joint or several) or expenses to which the Company or any such director, officer, controlling Person, underwriter or other such Holder, or partner, director, officer, legal counsel, accountants or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) or expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, or partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 3.9 exceed the total net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the indemnified party to give notice as provided herein shall relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.9 only to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim or there may be a legal defense available to such indemnified party different from or in addition to those available to the identifying party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 3.9 is unavailable to an indemnified party, the indemnifying party shall contribute to the aggregate losses, damages, liabilities and expenses (collectively, “Losses”) of the nature contemplated by such indemnity incurred by any indemnified party, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other, in connection with the statements or omissions which resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the indemnifying party on the one hand and each such indemnified party on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and the indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified party in connection with the offering to which such losses relate. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.9, no indemnified party shall be required to contribute any amount in excess of the amount of total net proceeds to such indemnified party from sales of the Registrable Securities of such indemnified party pursuant to the offering that gave rise to such Losses.

(f) The obligations of the Company and Holders under this Section 3.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

3.10. Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Article III may be assigned by a Holder to a transferee of such Registrable Securities; provided, however, that in each case (i) such Transfer of Registrable Securities shall comply with the provisions of Article II hereto, (ii) the Transferor shall, within ten (10) days after such Transfer, furnish to the Company written notice of the name and address of such transferee and the securities with respect to which such registration rights are being Transferred and (iii) such transferee shall execute and deliver to BLUM and the Company an Assumption Agreement and become bound by the provisions of this Agreement in the manner set forth in Section 6.5 hereto.

3.11. Amendment of Registration Rights.

Any provision of this Article III may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, BLUM and the Holders of at least a majority of the Registrable Securities then outstanding; provided that no such amendment shall adversely affect the rights of the Other Holders relative to the rights of the BLUM Holders without the written consent of the Holders of a majority of the Registrable Securities then outstanding held by all Other Holders. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment authorized by this Section, whether or not such Registrable Securities shall have been marked to indicate such amendment.

3.12. Limitation on Subsequent Registration Rights.

After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or otherwise more favorable than those granted to the Holders hereunder.

3.13. [Intentionally Omitted.]

3.14. Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) File, make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities pursuant to the Securities Act or pursuant to the requirements of Section 12 of the Exchange Act;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act, and of the Exchange Act (at any time when it is subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.”

Section 6. Miscellaneous Provisions.

(a) The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be reasonably necessary in order to give full effect to this Amendment and Waiver.

(b) Notwithstanding anything in this Amendment and Waiver to the contrary, except as expressly set forth herein, the Securityholders’ Agreement shall remain in full force and effect without amendment or modification thereof.

(c) This Amendment and Waiver does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

(d) This Amendment and Waiver will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed and to be performed entirely within that state.

(e) This Amendment and Waiver, together with the Securityholders’ Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

(f) The section headings contained in this Amendment and Waiver are for reference purposes only and will not affect the meaning or interpretation of this Amendment and Waiver.

(g) If any provision of this Amendment and Waiver is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment and Waiver will not be affected and will remain in full force and effect.

(h) This Amendment and Waiver may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. This Amendment and Waiver shall become effective as of the date set forth above on the date on which the Company has received counterparts of this Amendment and Waiver from each of the Investors.

[remainder of the page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment and Waiver or caused this Amendment and Waiver to be executed on its behalf as of the date first written above.

CB RICHARD ELLIS GROUP, INC.

By:	/s/ Kenneth J. Kay
	Name:	Kenneth J. Kay
	Title:	Chief Financial Officer

CB RICHARD ELLIS SERVICES, INC.

By:	/s/ Kenneth J. Kay
	Name:	Kenneth J. Kay
	Title:	Chief Financial Officer

BLUM STRATEGIC PARTNERS, L.P.

By:	Blum Strategic GP, L.L.C., its general partner

By:	/s/ Gregory D. Hitchan
	Name:	Gregory D. Hitchan
	Title:	General Counsel

BLUM STRATEGIC PARTNERS II, L.P.

By:	Blum Strategic GP II, L.L.C., its general partner

By:	/s/ Gregory D. Hitchan
	Name:	Gregory D. Hitchan
	Title:	General Counsel

BLUM STRATEGIC PARTNERS II GMBH & CO. KG

By:	Blum Strategic GP II, L.L.C., its managing limited partner

By:	/s/ Gregory D. Hitchan
	Name:	Gregory D. Hitchan
	Title:	General Counsel

/s/ Frederic V. Malek
Frederic V. Malek

MANAGEMENT INVESTORS:

/s/ Raymond E. Wirta
Raymond E. Wirta

/s/ W. Brett White
W. Brett White

SCHEDULE I

REGISTRATION BY SELLING INVESTORS

Investor	Shares to be Registered on Requested Shelf Registration Statement
Blum Strategic Partners, L.P.	2,745,289
Blum Strategic Partners II, L.P.	3,188,960
Blum Strategic Partners II GmbH & Co. KG	65,751

6,000,000